Exhibit 99.1

For Release: Thursday, July 24, 7:30 a.m. EDT

GM Reports Second Quarter Net Income of $0.2 Billion

•	EBIT-adjusted of $1.4 billion, after $1.2 billion in recall-related costs and $0.2 billion in restructuring costs

•	Company records strong core operating performance in the second quarter

•	Special charge of $0.4 billion for GM ignition switch compensation program

DETROIT - General Motors Co. (NYSE: GM) today announced second quarter net income attributable to common stockholders of $0.2 billion, or $0.11 per diluted share. Strong core operating performance during the quarter was offset by a pre-tax net loss from special items of $1.3 billion, or $(0.47) per diluted share, and costs of $1.2 billion pre-tax primarily for recall-related repairs, or $(0.44) per diluted share.

"Our underlying business performance in the first half of the year was strong as we grew our revenue on improved pricing and solid new vehicle launches," said GM CEO Mary Barra. "We remain focused on keeping our customers at the center of all we do, and executing our plan to operate profitably in every region of the world."

In the second quarter of 2013, GM’s net income attributable to common stockholders was $1.2 billion, or $0.75 per diluted share, which included a net loss from special items that reduced net income by $0.2 billion, or $(0.09) per diluted share.

Earnings before interest and tax (EBIT) adjusted was $1.4 billion and included the impact of $1.2 billion in recall-related costs and $0.2 billion in restructuring costs. This compares to the second quarter of 2013, when the company recorded EBIT-adjusted of $2.3 billion, which included a charge of $0.2 billion for recalls and $0.1 billion in restructuring costs.

Net revenue in the second quarter of 2014 was $39.6 billion, compared to $39.1 billion in the second quarter of 2013. In the first six months of 2014, revenue rose to $77 billion, up from $76 billion in the same period a year ago.

GM Results Overview (in billions except for per share amounts)

	Q2 2014	Q2 2013
Revenue	$39.6	$39.1
Net income attributable to common stockholders	$0.2	$1.2
Earnings per share (EPS) diluted	$0.11	$0.75
Impact of special items on EPS diluted	$(0.47)	$(0.09)

EBIT-adjusted	$1.4	$2.3

Automotive net cash flow from operating activities	$3.6	$4.5
Adjusted automotive free cash flow	$1.9	$2.6

1

Segment Results

•
GM North America reported EBIT-adjusted of $1.4 billion which included the impact of $1.0 billion in recall-related costs in the quarter. This compared with EBIT-adjusted of $2.0 billion in the second quarter of 2013, which included the impact of $0.1 billion in recall-related costs in the quarter.

•	GM Europe reported an EBIT-adjusted of $(0.3) billion, which includes $0.2 billion for restructuring costs. This compares with $(0.1) billion of EBIT-adjusted in the second quarter of 2013.

•	GM International Operations reported EBIT-adjusted of $0.3 billion, compared to $0.2 billion in the second quarter of 2013.

•	GM South America reported EBIT-adjusted of $(0.1) billion, compared with EBIT-adjusted of $0.1 billion in the second quarter of 2013.

•	GM Financial earnings before tax was $0.3 billion for the quarter, compared to $0.3 billion in the second quarter of 2013.

Special Items

A special charge of $0.4 billion was taken for the GM ignition switch compensation program. There is no cap on this program, but this charge is the company’s best estimate of the amounts that may be paid to claimants. Due to the unique nature of the program, this estimate contains significant uncertainty and it is possible the total cost could increase by approximately $0.2 billion.

As previously disclosed, going forward the company expects recall expense to normalize to a slightly higher rate than it experienced prior to this year, but not materially. The company is changing how it estimates future recall expense and will now accrue at the time of vehicle sale an amount that represents management’s best estimate of future recall costs in North America. As a consequence of this change, GM is taking a $0.9 billion non-cash pre-tax special charge in the second quarter for the estimated costs of future possible recalls for up to the next 10 years on 30 million GM vehicles on the road today.

Cash Flow and Liquidity

For the quarter, automotive cash flow from operating activities was $3.6 billion and automotive free cash flow adjusted was $1.9 billion. GM ended the quarter with very strong total automotive liquidity of $38.8 billion. Automotive cash and marketable securities was $28.4 billion compared with $27.0 billion for the first quarter of 2014.

“With successful new vehicle launches, we continue to generate strong results in the U.S. and China and remain on track to be profitable in Europe by mid-decade,” said Chuck Stevens, GM executive vice president and chief financial officer. “We are confident we are currently on or ahead of plan to deliver the results we promised earlier this year, excluding the effects of recalls.”

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

# # #

CONTACTS:

Tom Henderson 313-410-2704 Global Financial Communications tom.e.henderson@gm.com	Randy Arickx 313-268-7070 GM Investor Relations randy.c.arickx@gm.com

2

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “appears,” “projected,” “positioned,” “outlook” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation of product recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; our ability to successfully integrate Ally Financial’s International Operations; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; costs and risks associated with litigation and government investigations including those related to our recent recalls; our ability to remain competitive in Korea and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly report on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

3

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted) and Automotive adjusted free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Income before taxes. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure, Income before income taxes (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating segments
GMNA	$1,385	$1,976	$1,942	$3,390
GME(a)	(305)	(114)	(589)	(266)
GMIO(a)	315	232	567	704
GMSA	(81)	54	(237)	16
GM Financial(b)	258	254	479	434
Total operating segments(c)	1,572	2,402	2,162	4,278
Corporate and eliminations	(221)	(126)	(345)	(236)
EBIT-adjusted(c)	1,351	2,276	1,817	4,042
Special items	(1,279)	104	(1,706)	(66)
Corporate interest income	52	77	105	156
Automotive interest expense	(100)	(61)	(203)	(152)
Loss on extinguishment of debt	—	(240)	—	(240)
Net income (loss) attributable to noncontrolling interests	9	(26)	76	(16)
Income before income taxes	$33	$2,130	$89	$3,724
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of our Russian subsidiaries previously reported in our GMIO segment to our GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

(b)	GM Financial amounts represent income before income taxes-adjusted.

(c)
GM's automotive operations' interest income and interest expense and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Income before income taxes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

In the three months ended June 30, 2014 special items consisted of a catch-up adjustment related to the change in estimate for recall campaigns of $874 million in GMNA, a charge related to the ignition switch recall compensation program of $400 million in Corporate and other of $5 million.

In the six months ended June 30, 2014 special items consisted of a catch-up adjustment related to the change in estimate for recall campaigns of $874 million in GMNA, Venezuela currency devaluation of $419 million in GMSA, a charge related to the ignition switch recall compensation program of $400 million in Corporate and other of $13 million.

In the three months ended June 30, 2013 special items consisted of pension settlement credits of $37 million in GMNA and the acquisition of GM Korea preferred shares of $67 million in GMIO.

In the six months ended June 30, 2013 special items consisted of the acquisition of GM Korea preferred shares of $67 million in GMIO, Venezuela currency devaluation of $162 million in GMSA and other of $29 million.

The following table summarizes the reconciliation of Automotive adjusted free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Automotive adjusted free cash flow	$1,944	$2,565	$2,192	$1,240
Less: Adjustments	—	—	—	71
Automotive free cash flow	1,944	2,565	2,192	1,169
Capital expenditures	1,658	1,890	3,410	3,829
Automotive net cash provided by operating activities	$3,602	$4,455	$5,602	$4,998

Adjustments to free cash flow included pension contributions of $71 million related to the previously announced annuitization of the U.S. salaried pension plan in the six months ended June 30, 2013.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2014
Total net sales and revenue	$25,671	$5,974	$3,602	$3,177	$38		$38,462	$1,191	$(4)	$39,649

Expenditures for property	$1,153	$192	$215	$57	$49	$(8)	$1,658	$8	$—	$1,666

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,221	$115	$162	$104	$19	$(1)	$1,620	$199	$—	$1,819

Equity income, net of tax	$5	$2	$516	$—	$—	$—	$523	$—	$—	$523

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2013(a)
Total net sales and revenue	$23,495	$5,606	$4,798	$4,308	$39		$38,246	$836	$(7)	$39,075

Expenditures for property	$1,454	$155	$169	$114	$(1)	$(1)	$1,890	$3	$—	$1,893

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,014	$132	$191	$128	$7	$(1)	$1,471	$111	$(4)	$1,578

Equity income, net of tax	$3	$9	$417	$—	$—	$—	$429	$—	$—	$429

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2014
Total net sales and revenue	$50,075	$11,594	$6,832	$6,202	$74		$74,777	$2,288	$(8)	$77,057

Expenditures for property	$2,348	$393	$472	$125	$80	$(8)	$3,410	$15	$—	$3,425

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,313	$224	$276	$205	$35	$(2)	$3,051	$375	$—	$3,426

Equity income, net of tax	$9	$5	$1,114	$—	$—	$—	$1,128	$—	$—	$1,128

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2013(a)
Total net sales and revenue	$46,474	$10,878	$9,164	$7,999	$75		$74,590	$1,376	$(7)	$75,959

Expenditures for property	$2,739	$374	$412	$253	$51	$—	$3,829	$4	$—	$3,833

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,940	$247	$389	$258	$23	$(1)	$2,856	$195	$(8)	$3,043

Equity income, net of tax	$8	$18	$958	$—	$—	$—	$984	$—	$—	$984
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of its Russian subsidiaries previously reported in its GMIO segment to its GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	June 30, 2014	December 31, 2013
Worldwide Employment (in thousands)
GMNA	110	109
GME	38	37
GMIO	34	36
GMSA	29	31
GM Financial	6	6
Total Worldwide	217	219

U.S. - Salaried	38	36
U.S. - Hourly	51	51

Wholesale and Retail Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. Worldwide market share and vehicle sales data exclude the markets of Cuba, Iran, North Korea, Sudan and Syria. The joint venture agreements with SAIC-GM-Wuling Automobile Co., Ltd. (SGMW) and FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture retail vehicle sales in China.

Wholesale Vehicle Sales

The following table summarizes total wholesale vehicle sales of new motor vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GMNA	830	809	1,637	1,638
GME(a)	305	304	596	579
GMIO(a)	157	240	319	457
GMSA	211	278	419	511
Worldwide	1,503	1,631	2,971	3,185
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of its Russian subsidiaries previously reported in its GMIO segment to its GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail Vehicle Sales and Market Share

The following tables summarize total retail vehicle sales volume and market share by geographic region (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Retail Vehicle Sales
United States
Chevrolet - Cars	259	245	476	450
Chevrolet - Trucks	205	194	350	360
Chevrolet - Crossovers	110	107	202	204
Cadillac	43	41	82	84
Buick	61	53	114	101
GMC	128	115	232	221
Total United States	806	755	1,456	1,420
Canada, Mexico and Other	124	125	218	222
Total North America	930	880	1,674	1,642
Europe
Opel/Vauxhall	293	284	565	543
Chevrolet	43	95	109	171
Total Europe	336	379	674	714
Asia/Pacific, Middle East and Africa
Chevrolet	326	322	646	648
Wuling	385	350	846	748
Buick	212	192	451	402
Holden	33	30	63	57
GMC	8	8	15	17
Cadillac	20	14	36	22
Other	42	55	92	107
Total Asia/Pacific, Middle East and Africa	1,026	971	2,149	2,001
South America
Chevrolet	212	261	422	494
Other	2	1	3	3
Total South America	214	262	425	497
Total Worldwide	2,506	2,492	4,922	4,854

North America vehicle sales primarily represent sales to the end customer. Europe (including Chevrolet Europe vehicle sales that will cease in 2015), Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales. Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies. The vehicle sales at our China JVs presented in the following table are included in our retail vehicle sales:

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
SAIC General Motors Sales Co., Ltd. (SGMS)	398	361	820	743
SGMW and FAW-GM	414	389	911	822

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Market Share
United States - Cars	14.9%	14.7%	14.9%	14.3%
United States - Trucks	23.6%	23.8%	22.1%	24.0%
United States - Crossovers	17.3%	18.0%	17.3%	18.4%
Total United States	17.9%	17.9%	17.5%	17.8%
Total North America	17.2%	17.3%	16.9%	17.2%
Total Europe	6.8%	7.7%	7.0%	7.6%
Total Asia/Pacific, Middle East and Africa	9.7%	9.7%	9.9%	9.7%
Total South America	16.7%	17.1%	16.5%	17.2%
Total Worldwide	11.3%	11.6%	11.2%	11.5%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	32.6%	28.2%	32.2%	30.0%
% Fleet Sales - Trucks	26.0%	28.4%	22.6%	25.9%
% Fleet Sales - Crossovers	22.0%	23.1%	21.9%	22.0%
Total Vehicles	27.6%	27.0%	26.2%	26.5%

North America Capacity Utilization	108.7%	102.1%	105.8%	100.1%

Market Share information is based on retail vehicles sales volume. North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

General Motors Company and Subsidiaries
Consolidating Income Statements
(In millions)
(Unaudited)

	Three Months Ended June 30, 2014				Three Months Ended June 30, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$38,462	$—	$—	$38,462	$38,246	$—	$(6)	$38,240
GM Financial	—	1,191	(4)	1,187	—	836	(1)	835
Total net sales and revenue	38,462	1,191	(4)	39,649	38,246	836	(7)	39,075
Costs and expenses
Automotive cost of sales	35,854	—	(3)	35,851	33,824	—	—	33,824
GM Financial operating and other expenses	—	926	—	926	—	582	(7)	575
Automotive selling, general and administrative expense	3,343	—	—	3,343	2,925	—	—	2,925
Total costs and expenses	39,197	926	(3)	40,120	36,749	582	(7)	37,324
Operating income (loss)	(735)	265	(1)	(471)	1,497	254	—	1,751
Automotive interest expense	101	—	(1)	100	63	—	(2)	61
Interest income and other non-operating income, net	81	—	—	81	255	—	(4)	251
Loss on extinguishment of debt	—	—	—	—	240	—	—	240
Equity income	523	—	—	523	429	—	—	429
Income (loss) before income taxes	(232)	265	—	33	1,878	254	(2)	2,130
Income tax expense (benefit)	(340)	86	—	(254)	662	80	—	742
Net income	108	179	—	287	1,216	174	(2)	1,388
Net (income) loss attributable to noncontrolling interests	(9)	—	—	(9)	26	—	—	26
Net income attributable to stockholders	$99	$179	$—	$278	$1,242	$174	$(2)	$1,414

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$74,777	$—	$—	$74,777	$74,590	$—	$(6)	$74,584
GM Financial	—	2,288	(8)	2,280	—	1,376	(1)	1,375
Total net sales and revenue	74,777	2,288	(8)	77,057	74,590	1,376	(7)	75,959
Costs and expenses
Automotive cost of sales	69,984	—	(6)	69,978	66,437	—	4	66,441
GM Financial operating and other expenses	—	1,801	—	1,801	—	942	(11)	931
Automotive selling, general and administrative expense	6,284	—	—	6,284	5,877	—	—	5,877
Total costs and expenses	76,268	1,801	(6)	78,063	72,314	942	(7)	73,249
Operating income (loss)	(1,491)	487	(2)	(1,006)	2,276	434	—	2,710
Automotive interest expense	205	—	(2)	203	154	—	(2)	152
Interest income and other non-operating income, net	170	—	—	170	426	—	(4)	422
Loss on extinguishment of debt	—	—	—	—	240	—	—	240
Equity income	1,128	—	—	1,128	984	—	—	984
Income (loss) before income taxes	(398)	487	—	89	3,292	434	(2)	3,724
Income tax expense (benefit)	(643)	165	—	(478)	1,004	147	—	1,151
Net income	245	322	—	567	2,288	287	(2)	2,573
Net (income) loss attributable to noncontrolling interests	(76)	—	—	(76)	16	—	—	16
Net income attributable to stockholders	$169	$322	$—	$491	$2,304	$287	$(2)	$2,589

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three and six months ended June 30, 2013 GM used the if-converted method for calculating earnings per share.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Basic earnings per share
Net income attributable to stockholders	$278	$1,414	$491	$2,589
Less: cumulative dividends on preferred stock(a)	(88)	(214)	(176)	(429)
Net income attributable to common stockholders	$190	$1,200	$315	$2,160

Weighted-average common shares outstanding - basic	1,608	1,376	1,598	1,374
Basic earnings per common share	$0.12	$0.87	$0.20	$1.57
Diluted earnings per share
Net income attributable to stockholders	$278	$1,414	$491	$2,589
Add: preferred dividends to holders of Series B Preferred Stock		60		118
Less: cumulative dividends on preferred stock(a)	(88)	(214)	(176)	(429)
Less: earnings adjustment for dilutive stock compensation rights	—	—	(14)	—
Net income attributable to common stockholders	$190	$1,260	$301	$2,278
Weighted-average common shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,608	1,376	1,598	1,374
Dilutive effect of warrants and restricted stock units	80	150	91	143
Dilutive effect of conversion of Series B Preferred Stock		151		151
Weighted-average common shares outstanding - diluted	1,688	1,677	1,689	1,668

Diluted earnings per common share	$0.11	$0.75	$0.18	$1.37
________

(a)
Includes earned but undeclared dividends of $15 million on our Series A Preferred Stock in the three and six months ended June 30, 2014 and earned but undistributed dividends of $26 million on our Series A Preferred Stock and $20 million on our Series B Preferred stock in the three and six months ended June 30, 2013.

General Motors Company and Subsidiaries
Consolidating Balance Sheets
(In millions)
(Unaudited)

	June 30, 2014				December 31, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$18,452	$1,412	$—	$19,864	$18,947	$1,074	$—	$20,021
Marketable securities	9,935	—	—	9,935	8,972	—	—	8,972
Restricted cash and marketable securities	20	1,305	—	1,325	31	1,216	—	1,247
Accounts and notes receivable, net	11,972	518	(1,010)	11,480	8,806	846	(1,117)	8,535
GM Financial receivables, net	—	15,882	(85)	15,797	—	14,340	(62)	14,278
Inventories	15,200	—	—	15,200	14,039	—	—	14,039
Equipment on operating leases, net	4,633	—	—	4,633	2,398	—	—	2,398
Deferred income taxes	11,302	197	—	11,499	10,195	154	—	10,349
Other current assets	1,766	142	2	1,910	1,531	130	1	1,662
Total current assets	73,280	19,456	(1,093)	91,643	64,919	17,760	(1,178)	81,501
Non-current Assets
Restricted cash and marketable securities	69	900	—	969	88	741	—	829
GM Financial receivables, net	—	15,436	(6)	15,430	—	14,354	—	14,354
Equity in net assets of nonconsolidated affiliates	7,485	—	—	7,485	8,094	—	—	8,094
Property, net	26,873	150	—	27,023	25,736	132	(1)	25,867
Goodwill	145	1,428	—	1,573	137	1,422	1	1,560
Intangible assets, net	5,166	54	—	5,220	5,603	64	1	5,668
GM Financial equipment on operating leases, net	—	4,748	—	4,748	—	3,383	—	3,383
Deferred income taxes	22,351	231	—	22,582	22,620	116	—	22,736
Other assets	3,018	134	(727)	2,425	2,853	112	(613)	2,352
Total non-current assets	65,107	23,081	(733)	87,455	65,131	20,324	(612)	84,843
Total Assets	$138,387	$42,537	$(1,826)	$179,098	$130,050	$38,084	$(1,790)	$166,344
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$26,900	$864	$(772)	$26,992	$23,550	$589	$(518)	$23,621
Short-term debt and current portion of long-term debt
Automotive	931	—	(321)	610	1,223	—	(659)	564
GM Financial	—	15,193	—	15,193	—	13,594	—	13,594
Accrued liabilities	28,887	665	—	29,552	23,980	653	—	24,633
Total current liabilities	56,718	16,722	(1,093)	72,347	48,753	14,836	(1,177)	62,412
Non-current Liabilities
Long-term debt
Automotive	6,869	—	(5)	6,864	6,574	—	(1)	6,573
GM Financial	—	17,409	—	17,409	—	15,452	—	15,452
Postretirement benefits other than pensions	5,826	—	—	5,826	5,897	—	—	5,897
Pensions	18,962	106	—	19,068	19,378	105	—	19,483
Other liabilities and deferred income taxes	14,285	1,442	(728)	14,999	12,748	1,217	(612)	13,353
Total non-current liabilities	45,942	18,957	(733)	64,166	44,597	16,774	(613)	60,758
Total Liabilities	102,660	35,679	(1,826)	136,513	93,350	31,610	(1,790)	123,170
Commitments and contingencies
Equity
Series A preferred stock	3,109	—	—	3,109	3,109	—	—	3,109
Common stock	16	—	—	16	15	—	—	15
Additional paid-in capital	28,840	—	—	28,840	28,780	—	—	28,780
Retained earnings	6,369	6,793	—	13,162	7,353	6,463	—	13,816
Accumulated other comprehensive income (loss)	(3,198)	65	—	(3,133)	(3,124)	11	—	(3,113)
Total stockholders’ equity	35,136	6,858	—	41,994	36,133	6,474	—	42,607
Noncontrolling interests	591	—	—	591	567	—	—	567
Total Equity	35,727	6,858	—	42,585	36,700	6,474	—	43,174
Total Liabilities and Equity	$138,387	$42,537	$(1,826)	$179,098	$130,050	$38,084	$(1,790)	$166,344

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
	Automotive	GM Financial	Reclassification(a)	Consolidated	Automotive	GM Financial	Consolidated
Net cash provided by operating activities	$5,602	$842	$(638)	$5,806	$4,998	$714	$5,712
Cash flows from investing activities
Expenditures for property	(3,410)	(15)	—	(3,425)	(3,829)	(4)	(3,833)
Available-for-sale marketable securities, acquisitions	(3,714)	—	—	(3,714)	(1,841)	—	(1,841)
Trading marketable securities, acquisitions	(1,426)	—	—	(1,426)	(2,967)	—	(2,967)
Available-for-sale marketable securities, liquidations	2,723	—	—	2,723	2,387	—	2,387
Trading marketable securities, liquidations	1,456	—	—	1,456	4,921	—	4,921
Acquisition of companies, net of cash acquired	(4)	(46)	—	(50)	(4)	(2,107)	(2,111)
Proceeds from sale of business units/investments, net of cash disposed	—	—	—	—	(81)	—	(81)
Increase in restricted cash and marketable securities	(37)	(381)	—	(418)	(205)	(272)	(477)
Decrease in restricted cash and marketable securities	66	146	—	212	447	106	553
Purchases of finance receivables	—	(7,456)	638	(6,818)	—	(4,289)	(4,289)
Principal collections and recoveries on finance receivables	—	5,299	—	5,299	—	3,054	3,054
Purchases of leased vehicles, net	—	(1,802)	—	(1,802)	—	(1,126)	(1,126)
Proceeds from termination of leased vehicles	—	264	—	264	—	84	84
Other investing activities	101	(2)	—	99	(80)	5	(75)
Net cash used in investing activities	(4,245)	(3,993)	638	(7,600)	(1,252)	(4,549)	(5,801)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(19)	278	—	259	98	—	98
Proceeds from issuance of debt (original maturities greater than three months)	503	12,194	—	12,697	410	11,007	11,417
Payments on debt (original maturities greater than three months)	(442)	(9,282)	—	(9,724)	(1,118)	(7,957)	(9,075)
Dividends paid	(1,193)	—	—	(1,193)	(474)	—	(474)
Other financing activities	29	(50)	—	(21)	(51)	(62)	(113)
Net cash provided by (used in) financing activities	(1,122)	3,140	—	2,018	(1,135)	2,988	1,853
Effect of exchange rate changes on cash and cash equivalents	(391)	10	—	(381)	(471)	(18)	(489)
Net transactions with Automotive/GM Financial	(339)	339	—	—	(1,333)	1,333	—
Net increase (decrease) in cash and cash equivalents	(495)	338	—	(157)	807	468	1,275
Cash and cash equivalents at beginning of period	18,947	1,074	—	20,021	17,133	1,289	18,422
Cash and cash equivalents at end of period	$18,452	$1,412	$—	$19,864	$17,940	$1,757	$19,697
_____

(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.